Exhibit 1.1

EXECUTION VERSION

MPLX LP

3,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

December 3, 2014

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
J.P. Morgan Securities LLC
UBS Securities LLC
Wells Fargo Securities, LLC
as Representatives of the Several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

MPLX LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 3,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 450,000 Common Units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.”

On December 1, 2014, the Partnership, MPLX Operations LLC, a Delaware limited liability company (the “Operating Company”), and certain subsidiaries of Marathon Petroleum Corporation, a Delaware corporation (“MPC”), entered into a Partnership Interests Purchase and Contribution Agreement (the “Acquisition Agreement”) pursuant to which the Operating Company purchased 22.875% of the limited partnership interests of MPLX Pipe Line Holdings LP, a Delaware limited partnership (“Pipe Line Holdings”), and the Partnership accepted a contribution of 7.625% of the limited partnership interests of Pipe Line Holdings from certain subsidiaries of MPC (such transaction, the “Acquisition”). In exchange for the contribution of limited partnership interests of Pipe Line Holdings under the Acquisition Agreement, a subsidiary of MPC will receive from the Partnership 2,924,104 newly issued Common Units (the “Sponsor Common Units”).

The Partnership, MPLX GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), the Operating Company, Pipe Line Holdings, Marathon Pipe Line LLC, a Delaware limited liability company (“MPL”), MPLX Terminal and Storage LLC, a Delaware limited liability company (“MTS”), and Ohio River Pipe Line LLC, a Delaware limited liability company (“ORPL”), are hereinafter referred collectively as the “MPLX Entities.”

The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) an

automatic shelf registration statement on Form S-3 (File No. 333-200621) covering the public offering and sale of certain securities (the “Shelf Securities”), including the Units, under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission thereunder (the “Securities Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act, including a prospectus relating to the Shelf Securities, including the Units, to be issued from time to time thereunder by the Partnership.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended, at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430B under the Securities Act, to be part of the registration statement at the Effective Time, (iii) the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act, and (iv) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Securities Act. “Basic Prospectus,” as used herein, means the related prospectus covering the Shelf Securities dated November 26, 2014.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Units in the form first used to confirm sales of the Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

“Preliminary Prospectus,” as used herein, means any preliminary form of the Prospectus used in connection with the offering of the Units, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B-1 hereto and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, an “Electronic Road Show”). The Underwriters have not offered or sold and will not offer or sell, without the Partnership’s written consent, any Units by means of any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Securities Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each Issuer Free Writing Prospectus (as defined below), if any, relating to the Units, which is not a Permitted Free Writing Prospectus, and (ii) each Permitted Free Writing Prospectus.

“Issuer Free Writing Prospectus,” as used herein, means any “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Securities Act).

“Disclosure Package,” as used herein, means the Preliminary Prospectus, the information on Schedule B-2 hereto and all Permitted Free Writing Prospectuses, if any, considered together.

“Applicable Time,” as used herein, means 8:30 a.m., New York City time, on December 3, 2014.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Partnership, the General Partner and the Underwriters agree, severally and not jointly, as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the number of Firm Units set forth opposite the name of such Underwriter in Schedule A hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $64.35 per Unit. The Partnership is advised by you that the Underwriters intend to make a public offering of their respective portions of the Firm Units as soon as practicable after the execution and delivery of this Agreement.

In addition, the Partnership hereby grants to the several Underwriters the option (the “Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as they may determine, at the same purchase price per unit to be paid by the Underwriters to the Partnership for the Firm Units, less an amount per share equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Additional Units. The Option may be exercised by Merrill Lynch, Pierce, Fenner and Smith Incorporated, J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC (collectively, the “Representatives”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the tenth business day after the date on which the Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional units), subject to adjustment in accordance with Section 8 hereof.

The Partnership shall not be obligated to deliver any of the Firm Units or Additional Units to be delivered on the applicable delivery date except upon payment for all such Units to be purchased on such delivery date as provided herein.

2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership by wire transfer of immediately available funds to the accounts specified by the Partnership against delivery of the Firm Units to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on December 8, 2014 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter called the “time of purchase.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Cravath, Swaine & Moore LLP at 825 8th Avenue, New York, NY, 10019, at 9:00 a.m., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

3. Representations and Warranties of the Partnership and the General Partner. The Partnership and the General Partner severally and jointly represent and warrant to and agree with each of the Underwriters that:

(a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement under the Securities Act is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Partnership or the General Partner, threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act and the Partnership is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Partnership has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement;

(b) as of the Effective Time, the Registration Statement complied in all material respects with the applicable requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time, the Preliminary Prospectus complied in all material respects with the applicable requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act) and the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the time of purchase and each additional time of purchase, if any, in all material respects, with the applicable requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act) and, as of the date the Prospectus, the time of purchase and any additional time of purchase, if any, the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Partnership nor the General Partner makes any representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Partnership or the General Partner expressly for use in the Registration Statement, the Disclosure Package or the Prospectus, it being understood that the only such information furnished by any Underwriter consists of information described as such in Section 10 hereof;

(c) the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable rules and regulations of the Commission thereunder;

(d) the Partnership is not an “ineligible issuer” in connection with the offering of the Units pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Partnership has filed, or is required to file, in connection with the offering of the Units pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Except for the free writing prospectuses, if any, identified in Schedule B-1 hereto, and Electronic Road Shows, if any, each furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus;

(e) (A) at the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Units in reliance on the exemption of Rule 163 under the Securities Act, and (D) as of the Applicable Time, the Partnership was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act);

(f) at the time of purchase, after giving effect to the Acquisition, the offering of the Firm Units and the issuance of the Sponsor Common Units as contemplated by this Agreement and the Acquisition Agreement (in the case of the Sponsor Common Units), the issued and outstanding partnership interests of the Partnership will consist of 42,891,098 Common Units, 36,951,515 Subordinated Units (as defined in the First Amended and Restated Agreement of Limited Partnership of the Partnership (as the same may be amended or restated from time to time, the “Partnership Agreement”)), 1,508,541 General Partner Units (as defined in the Partnership Agreement), and incentive distribution rights (the “IDRs”);

(g) each of the MPLX Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the State of Delaware, with all requisite limited partnership or limited liability company, as the case may be, power and authority to own, lease and operate its properties and conduct its business in all material respects, in each case as described in the Registration Statement, the Disclosure Package and the Prospectus, if any, and, in the case of the Partnership, to issue, sell and deliver the Units;

(h) each of the MPLX Entities is, and at the time of purchase and each additional time of purchase will be, duly qualified to do business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the MPLX Entities, taken as a whole (a “Material Adverse Effect”);

(i) the General Partner has, and, at the time of purchase and each additional time of purchase, will have, all requisite power and authority to act as general partner of the Partnership;

(j) the General Partner is, and at the time of purchase and each additional time of purchase will be, the sole general partner of the Partnership. As of the date of this Agreement (and prior to the issuance of the Units and the Sponsor Common Units), the General Partner has a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”)

(except (i) restrictions on transferability in the Partnership Agreement or (ii) as described in the Registration Statement, the Disclosure Package and the Prospectus);

(k) as of the date of this Agreement, MPLX Logistics Holdings LLC, a Delaware limited liability company (“MPLX Logistics”) owns 17,056,515 Common Units (not including the Sponsor Common Units) and 36,951,515 Subordinated Units, and the General Partner owns 100% of the IDRs; all of such Common Units, Subordinated Units and IDRs, and the limited partner interests represented thereby, are and in the case of Sponsor Common Units, will be, duly authorized and validly issued in accordance with the Partnership Agreement, and are and will be fully paid (except to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Agreement (the “Delaware LP Act”)); and MPLX Logistics owns, and in the case of Sponsor Common Units, will own, such Common Units and the Subordinated Units, and the General Partner owns such IDRs, in each case free and clear of all Liens (except (i) restrictions on transferability in the Partnership Agreement or (ii) as described in the Registration Statement, the Disclosure Package and the Prospectus);

(l) the Partnership owns all of the limited liability company interests in the Operating Company; such limited liability company interests are duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended or restated from time to time, the “Operating Company LLC Agreement”), and are fully paid (to the extent required by the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Partnership owns such limited liability company interests free and clear of all Liens (except (i) restrictions on transferability in the Operating Company LLC Agreement, (ii) Liens created or arising under the credit agreement providing for a $1 billion unsecured revolving credit facility and $250 million term loan facility, each dated November 20, 2014 (together, the “Credit Facility”), in each case among the Partnership, Citibank, N.A., as administrative agent, and the various lenders from time to time party thereto or (iii) as described in the Registration Statement, the Disclosure Package and the Prospectus);

(m) the Operating Company owns all of the limited liability company interests in MTS; such limited liability company interests are duly authorized and validly issued in accordance with the limited liability company agreement of MTS (as the same may be amended or restated from time to time, the “MTS LLC Agreement”), and are fully paid (to the extent required by the MTS LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-604 and 18-804 of the Delaware LLC Act); and the Operating Company owns such limited liability company interests free and clear of all Liens (except (i) restrictions on transferability in the MTS LLC Agreement, (ii) Liens created or arising under the Credit Facility or (iii) as described in the Registration Statement, the Disclosure Package and the Prospectus);

(n) as of the date of this Agreement, the Operating Company owns 99.5% of the partnership interests in Pipe Line Holdings; such partnership interests are duly authorized and validly issued in accordance with the amended and restated limited partnership agreement of Pipe Line Holdings (the “Pipe Line Holdings Partnership Agreement”) between the Operating Company and MPL Investment LLC, a Delaware limited liability company (“MPL Investment”), and are fully paid (except to the extent required under the Pipe Line Holdings Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Operating Company owns its partnership interests free and clear of all Liens (except (i) restrictions on transferability in the Pipe Line Holdings Partnership Agreement, (ii) Liens created or arising under the Credit Facility or (iii) as described in the Registration Statement, the Disclosure Package and the Prospectus);

(o) Pipe Line Holdings owns all of the limited liability company interests in each of MPL and ORPL; such limited liability company interests are duly authorized and validly issued in accordance with the limited liability company agreement of MPL (as the same may be amended or restated from time to time, the “MPL LLC Agreement”) or the limited liability company agreement of ORPL (as the same may be amended or restated from time to time, the “ORPL LLC Agreement”), respectively, and are fully paid (to the extent required by the MPL LLC Agreement or the ORPL LLC Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 18-604 and 18-804 of the Delaware LLC Act); and Pipe Line Holdings owns such limited liability company interests free and clear of all Liens (except (i) restrictions on transferability in the Pipe Line Holdings Partnership Agreement, (ii) Liens created or arising under the Credit Facility or (iii) as described in the Registration Statement, the Disclosure Package and the Prospectus);

(p) the Units have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor as provided herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as described in the Disclosure Package and the Prospectus under the caption “Description of the Common Units – Limited Liability”);

(q) as of the date of this Agreement, other than its ownership of the 2.0% general partner interest in the Partnership and the IDRs, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of all of the limited liability company interests in the Operating Company, (ii) the Operating Company’s ownership of all of the limited liability company interests in MTS and 99.5% of the partnership interests in Pipe Line Holdings and (iii) Pipe Line Holdings’ ownership of all of the limited liability company interests in each of MPL and ORPL, none of the Partnership, the Operating Company, MTS, Pipe Line Holdings, MPL or ORPL own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity;

(r) each of the Partnership and the General Partner has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus. At the time of purchase and each additional time of purchase, if any, all partnership and limited liability company action, as the case may be, required to be taken by the Partnership and the General Partner or any of their unitholders, partners or members for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken. At the time of issuance and delivery of the Sponsor Common Units, (i) the Partnership will have all requisite power and authority to issue, sell and deliver the Sponsor Common Units in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Acquisition Agreement and (ii) all partnership and limited liability company action, as the case may be, required to be taken by the Partnership and the General Partner or any of their unitholders, partners or members for the authorization, issuance and sale and delivery of the Sponsor Common Units and the execution and delivery by the Partnership of the Acquisition Agreement were validly taken;

(s) this Agreement has been duly authorized, executed and delivered by each of the Partnership and the General Partner;

(t) at or before the time of purchase:

(i) the Acquisition Agreement has been duly authorized, executed and delivered by the Partnership and the Operating Company and is a valid and legally binding agreement of the Partnership and the other parties thereto, enforceable against each in accordance with its terms;

(ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(iii) the limited liability company agreement of the General Partner (as the same may be amended or restated from time to time) has been duly authorized, executed and delivered and is a valid and legally binding agreement, enforceable in accordance with its terms;

(iv) the Partnership is the sole member of the Operating Company and is subject to the terms of the Operating Company LLC Agreement, which is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(v) the Operating Company is the sole member of MTS and is subject to the terms of the MTS LLC Agreement, which is a valid and legally binding agreement, enforceable against the Operating Company in accordance with its terms;

(vi) the Pipe Line Holdings Partnership Agreement has been duly authorized, executed and delivered by the Operating Company and is a valid and legally binding agreement, enforceable in accordance with its terms;

(vii) Pipe Line Holdings is the sole member of MPL and is subject to the terms of the MPL LLC Agreement, which is a valid and legally binding agreement of Pipe Line Holdings, enforceable against Pipe Line Holdings in accordance with its terms; and

(viii) Pipe Line Holdings is the sole member of ORPL and is subject to the terms of the ORPL LLC

Agreement, which is a valid and legally binding agreement of Pipe Line Holdings, enforceable against Pipe Line Holdings in accordance with its terms;

provided, however, that, with respect to each agreement described in this Section 3(t), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable laws relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing;

(u) the execution and delivery by the Partnership and the General Partner of, and the performance by the Partnership and the General Partner of their obligations under, this Agreement and, in the case of the Partnership, the Acquisition Agreement, the issuance and sale of the Units and the Sponsor Common Units, the consummation of the transactions contemplated hereby and by the Acquisition Agreement, and the application of the proceeds as described under the caption “Use of Proceeds” in the Disclosure Package, in each case will not contravene any provision of applicable law or the formation, organizational or governing documents of the MPLX Entities, any agreement or other instrument binding upon the MPLX Entities that is material to the MPLX Entities, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the MPLX Entities, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Partnership and the General Partner of their obligations under this Agreement or the Acquisition Agreement, as applicable, the issuance and sale of the Units and the Sponsor Common Units, the consummation of the transactions contemplated hereby and by the Acquisition Agreement, and the application of the proceeds as described under the caption “Use of Proceeds” in the Disclosure Package, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Units;

(v) (A) none of the MPLX Entities is (i) in violation of its formation, organizational or governing documents or (ii) in default under any agreement, indenture or instrument, which default could reasonably be expected to have a Material Adverse Effect and (B) no event or condition has occurred or exists which, with the giving of notice or the lapse of time or both, would result in any such default specified in clause (A)(ii) which could reasonably be expected to have a Material Adverse Effect or a violation specified in (A)(i). Except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of the MPLX Entities is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation could reasonably be expected to have a Material Adverse Effect;

(w) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) applicable to it, is required in connection with the issuance and sale of the Units or the consummation of the transactions contemplated hereby, other than (i) registration of the Units under the Securities Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith) and registration under the Exchange Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) any listing applications and related consents or any notices required by NYSE in the ordinary course of the offering of the Units, (v) consents that have been or prior to the time of purchase will be obtained, (vi) consents that, if not obtained, would not have a Material Adverse Effect or materially impair the ability of the MPLX Entities to consummate any transactions (including the Acquisition) contemplated by this Agreement or the Acquisition Agreement, (vii) filings with the Commission pursuant to Rule 424(b) under the Securities Act, or (viii) filings with the Commission on Form 8-K or otherwise with respect to the Underwriting Agreement or required to be made in connection with the transactions contemplated hereby or the registration of the Units under the Securities Act or the Exchange Act;

(x) except as described in the Registration Statement, the Disclosure Package and the Prospectus or, in the case of transfer restrictions, as set forth in the Partnership Agreement, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Units or other equity interests of the Partnership except for the General Partner’s right to maintain its 2% general partnership interest in the Partnership, (iii) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the offer and sale of the Units, and (iv) upon the issuance and sale of the Units, except as contemplated by this Agreement, no person will have any such right specified in (i) or (ii); provided, however, that with respect to (i) and (ii), any such rights have been waived; no person has the right, contractual or otherwise, to cause the Partnership to register under the Securities Act any Common Units of or other equity interests in the Partnership or to include any such Common

Units or interests in the Registration Statement or the offering contemplated thereby;

(y) there are no legal or governmental investigations or proceedings pending or, to the knowledge of the Partnership or the General Partner, threatened to which any of the MPLX Entities is or would be a party or of which any of their respective properties is or would be subject that would be required to be described in the Registration Statement, Disclosure Package or Prospectus that are not so described, or any statutes, regulations, contracts or other documents that would be required to be described in the Registration Statement, the Disclosure Package or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(z) the Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided herein and therein, will conform, and the Sponsor Common Units will conform, in all material respect to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus;

(aa) to the Partnership’s and the General Partner’s knowledge, PricewaterhouseCoopers LLP, who has certified the financial statements of the Partnership and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent public accountant with respect to the Partnership within the meaning of the Securities Act;

(bb) the historical financial statements included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the combined financial position of the Partnership and its consolidated subsidiaries as of the dates indicated and the combined results of operations, cash flows and changes in equityholders’ equity of the Partnership and its consolidated subsidiaries for the periods specified, comply as to form in all material respects with the requirements of the Securities Act and Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included or incorporated by reference as required; the Partnership and its consolidated subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Disclosure Package and the Prospectus; and all disclosures contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable;

(cc) subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the MPLX Entities taken as a whole, (ii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the MPLX Entities, which is material to the MPLX Entities taken as a whole, (iii) any material change in the Common Units of the Partnership or outstanding indebtedness of the Partnership and its consolidated subsidiaries taken as a whole or (iii) any dividend or distribution of any kind declared, paid or made on the ownership interests of the Partnership, in each case other than as described in the Registration Statement, the Disclosure Package and the Prospectus;

(dd) none of the MPLX Entities is now and, immediately after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(ee) at the time of purchase and each additional time of purchase, if any, except as described in the Registration Statement, the Disclosure Package and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not have a Material Adverse Effect: (i) the MPLX Entities will have indefeasible title to all real property and good title to all personal property described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all Liens, except Liens described therein and Liens that do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus; and (ii) all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the MPLX Entities will be held thereby under valid, subsisting and enforceable leases, except as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus;

(ff) The MPLX Entities (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (with respect to hazardous or toxic substances) or the environment, including with respect to releases of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) possess all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(gg) to the knowledge of the Partnership and General Partner, other than as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there has been no release, spill or disposal of, exposure to, hazardous or toxic substances or wastes that would form the basis of a claim against the MPLX Entities, and the MPLX Entities have no other liabilities or costs, under Environmental Laws, other than claims, costs and liabilities that would not reasonably be expected to have a Material Adverse Effect;

(hh) all tax returns required to be filed by the MPLX Entities have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), except for tax returns as to which the failure to file would not have, individually or in the aggregate, a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than (i) those being contested in good faith and for which adequate reserves have been provided and (ii) those which if not paid, would not have, individually or in the aggregate, a Material Adverse Effect;

(ii) the MPLX Entities maintain, or are entitled to the benefits of, insurance covering their respective properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect the MPLX Entities and their respective businesses in a commercially reasonable manner; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any;

(jj) the Partnership and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Partnership’s and its subsidiaries’ internal accounting controls were effective as of the end of the Partnership’s most recently completed fiscal year and neither the Partnership nor the General Partner is aware of any material weaknesses in the internal accounting controls over financial reporting of the MPLX Entities;

(kk) the Partnership has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its Chief Executive Officer and its Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure to be made, and such disclosure controls and procedures are effective in all material respects as of the end of the Partnership’s most recently completed fiscal quarter to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act; and the Partnership is and will be and, to the knowledge of the Partnership, the officers and directors of the General Partner, in their capacities as such, are and will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(ll) none of the MPLX Entities nor, to the knowledge of the Partnership or the General Partner, any director, officer, agent, employee or affiliate of the MPLX Entities (in their capacity as directors, officers, agents, employees or affiliates) has taken any action, directly or indirectly, that would result in a violation or sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the MPLX Entities and, to the knowledge of the Partnership and the General Partner, their respective affiliates have instituted and maintain policies and procedures designed to comply therewith;

(mm) the operations of the MPLX Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended by Title III of the USA

Patriot Act, the applicable money laundering statutes of all jurisdictions where any of the MPLX Entities conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the MPLX Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership and General Partner, threatened;

(nn) each of the Partnership and the General Partner acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients;

(oo) (i) none of the MPLX Entities, nor to the knowledge of the Partnership or the General Partner, any director, officer, agent, employee or affiliate of any MPLX Entity or representative thereof, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) the MPLX Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other MPLX Entity, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) the MPLX Entities have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(pp) at the time of purchase and each additional time of purchase, if any, no direct or indirect subsidiary of the Partnership will be prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s ownership interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus;

(qq) the Common Units are listed on the NYSE, and at the time of purchase, the Units will have been approved for listing on the NYSE, subject only to official notice of issuance;

(rr) none of the MPLX Entities has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to constitute the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units in violation of any law, rule or regulation;

(ss) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto;

(tt) (there is no franchise, contract or other document required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required); and

(uu) the sale and issuance of the Sponsor Common Units are exempt from the registration requirements of the Securities Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the MPLX Entities has taken or will take any action that would cause the loss of such exemption.

In addition, any certificate signed by any officer of an MPLX Entity and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Units shall be deemed to be a representation and warranty by such MPLX Entity, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Partnership and the General Partner. The Partnership and the General Partner hereby agree:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or to subject itself to taxation in respect of doing business in any jurisdiction where it is not now so subject;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act;

(c) to advise you promptly of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order or relief from such occurrence as soon as reasonably practicable; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus (other than as a result of filing or furnishing a report under the Exchange Act), and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(d) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Securities Act, and, in each case, during such time, to prepare and furnish to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(e) to make generally available (within the meaning of Rule 158 under the Securities Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System, to deliver to you, an earnings statement of the Partnership (which will satisfy, on a timely basis, the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act);

(f) upon written request and to the extent not otherwise publicly available, to furnish to you copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(g) to apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(h) to pay all costs, expenses and fees in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Units including any unit or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the printing (or reproduction) and delivery of this Agreement, (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters, which fees and expenses shall not exceed $10,000) and the printing (or reproduction) and delivery of copies of any blue sky memorandum to the Underwriters, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by FINRA, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the MPLX Entities relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants (not including the Underwriters) engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the MPLX Entities and any such consultants (not including the Underwriters), and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC and (x) the fees and disbursements of the MPLX Entities’ counsel, accountants and other advisors (not including the Underwriters). Except as provided in this Section 4(i) and Section 5, the Underwriters shall pay their own expenses including the fees and disbursements of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with the presentations and prospective purchasers of the Units;

(i) to comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act and not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(j) beginning on the date hereof and ending on, and including, the date that is 45 days after the date of this Agreement, without the prior written consent of the Merrill Lynch, Pierce, Fenner & Smith Incorporated, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Common Units or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise, (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) issuances of Common Units upon the exercise of options or warrants outstanding as of the date hereof, (C) the grants or issuance of employee, officer or director equity awards pursuant to existing employee, officer or director equity-based compensation plans and the filing by the Partnership of a registration statement on Form S-8, (D) any grants or issuances of Common Units upon exercise or vesting of phantom units, performance units or other equity-based awards to the extent outstanding on the date hereof pursuant to the Partnership’s incentive equity plan as in effect on the date hereof, (E) the issuance of Sponsor Common Units and (F) the issuance of Units to maintain the General Partner’s 2.0% general partner interest in the Partnership;

(k) not to, and to cause the MPLX Entities not to, take, directly or indirectly, any action designed for, or which will constitute, or has constituted, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units that would to result in a violation of Regulation M under the Exchange Act;

(l) to use its reasonable best efforts to cause the Units to be listed on the NYSE and to maintain such listing on the NYSE;

(m) for so long as the Partnership is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units.

5. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Units are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership shall, in addition to paying the amounts described in Section 4(i) hereof, reimburse the Underwriters for all of their reasonable out of pocket expenses, including the fees and disbursements of their counsel incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units. If this Agreement is terminated pursuant to the fifth paragraph of Section 8 hereof due to the default of one or more of the Underwriters of their respective obligations hereunder, no MPLX Entity shall be obligated to reimburse any defaulting Underwriter for any expenses hereunder.

6. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Partnership and the General Partner on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Partnership and the General Partner of its obligations hereunder and to the following additional conditions precedent:

(a) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Jones Day, counsel for the MPLX Entities, addressed to the Representatives, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, substantially in the form set forth in Exhibit B hereto;

(b) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of J. Michael Wilder, Vice President, General Counsel and Secretary of the General Partner, addressed to the Representatives, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, substantially in the form set forth in Exhibit C hereto;

(c) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Richards, Layton & Finger, P.A., addressed to the Representatives, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, substantially in the form set forth in Exhibit D hereto;

(d) You shall have received from PricewaterhouseCoopers LLP letters dated the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Representatives (with executed copies for each Underwriter), in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus;

(e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives;

(f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing;

(g) The Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Securities Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Securities Act. If Rule 430A or 430B under the Securities Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 p.m., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act);

(h) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings for that purpose initiated, (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) neither the Preliminary Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (iv) neither the Disclosure Package, nor any amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(i) The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the Chief Executive Officer or the Vice President and Chief Financial Officer of the General Partner, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit E hereto;

(j) You shall have received on or prior to the date of this Agreement the signed agreement (the “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (1) each of the General Partner’s directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) (2) MPLX Logistics and (3) MPC; each such Lock-Up Agreement or lock-up agreement, as applicable, shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be;

(k) The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request;

(l) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be;

(m) The Partnership and the General Partner shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that the Acquisition shall have occurred as of the time of purchase as described in the Disclosure Package and the Prospectus without material modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units at the time of purchase on the terms and in the manner contemplated in the Disclosure Package and the Prospectus; and

(n) FINRA shall not have raised any objections with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the MPLX Entities, taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (B) a suspension in trading in the Partnership’s Common Units; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (3) (A) there shall have occurred any downgrading of any securities of the Partnership by any “nationally recognized statistical rating organization,” as that term is defined in Rule 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications its rating of any of the Partnership’s securities.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Representatives shall notify the Partnership and each other Underwriter promptly in writing.

If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Partnership shall be unable to comply with any of the terms of this Agreement, the Partnership shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(i), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Partnership under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A hereto.

Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership. Nothing contained in this Agreement, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Partnership and the General Partner agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any out-of-pocket legal fees or other expenses reasonably incurred in connection with defending or investigating any such action or claim whatsoever (whether or not such indemnified party (defined below) is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to such fees and expenses as are incurred) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Disclosure Package or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act including any electronic roadshow, any information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership and the General Partner by any Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership and the General Partner, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Partnership and the General Partner within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership and the General Partner to such Underwriter, but only to the extent that such untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement, any preliminary prospectus, the Disclosure Package, any issuer free writing prospectus including any electronic roadshow, or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Partnership and the General Partner by such Underwriter through you expressly for use therein; and will reimburse the Partnership and the General Partner for any out-of-pocket legal fees or other expense reasonably incurred by the Partnership and the General Partner in connection with investigating or defending any such action or claim.

(c) In case any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 9(a), and by the Partnership and the General Partner, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the General Partner on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Partnership and the General Partner on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership and the General Partner on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Partnership and the General Partner and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Units as set forth in the Prospectus. The relative fault of the Partnership and the General Partner on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership and the General Partner or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Partnership and the General Partner and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations and warranties of the Partnership and the General Partner contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or by or on behalf of the Partnership and the General Partner, its officers or directors or any person controlling the Partnership and the General Partner and (iii) acceptance of and payment for any of the Units.

10. Information Furnished by the Underwriters. The statements in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus set forth in the last paragraph on the cover page of the Prospectus and the statements set forth under the heading “Underwriting,” regarding (1) the sentences related to concessions and reallowances and (2) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, only insofar as such statements relate to the amount of selling concession and reallowance or to over allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3(b) and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department (fax: (646) 855-3073) with a copy to ECM Legal (fax: (212) 230-8730), J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, (fax: (212) 622-8358), Attention: Equity Syndicate Desk, UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: (212) 713-3371) and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax: (212) 214-5918), and if to the Partnership, shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at 200 E. Hardin Street, Findlay, Ohio 45840, Attention: Corporate Secretary (fax: (419) 421-3124)).

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the MPLX Entities and, to the extent provided in Section 9 hereof, the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. No Fiduciary Relationship. The Partnership and the General Partner each hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities. The Partnership and the General Partner further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to any MPLX Entity, its management, securityholders or creditors or any other person in connection with any activity that the Underwriters may undertake or has undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the MPLX Entities, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each of the Partnership and the General Partner hereby confirms its understanding and agreement to that effect. The Partnership, the General Partner and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Partnership and the General Partner regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership and the General Partner. The Partnership, the General Partner and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Partnership or the General Partner, and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Partnership or the General Partner with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising any of the MPLX Entities.) The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the party may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to such party in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Partnership, and the General Partner and their successors and assigns and any successor or assign of any substantial portion of the Partnership or the General Partner and any of the Underwriters’ respective businesses and/or assets.

If the foregoing correctly sets forth the understanding among the Partnership, the General Partner and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Marathon Parties and the Underwriters, severally.

Very truly yours,

MPLX GP LLC

By:	/s/ Timothy T. Griffith
	Name:	Timothy T. Griffith
	Title:	Vice President, Finance and Investor Relations, and Treasurer

MPLX LP

By:	MPLX GP LLC, its General Partner

By:	/s/ Timothy T. Griffith
	Name:	Timothy T. Griffith
	Title:	Vice President, Finance and Investor Relations, and Treasurer

Signature Page to Underwriting Agreement

Accepted and agreed to as of the date

first above written, each acting on behalf of

itself and as a Representative of the other several

Underwriters named in Schedule A hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Michael Cannon
	Name:	Michael Cannon
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Yaw Asamoah-Duodu
	Name:	Yaw Asamoah-Duodu
	Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ Bimal Amin
	Name:	Bimal Amin
	Title:	Director

By:	/s/ Suhas Verma
	Name:	Suhas Verma
	Title:	Associate Director

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
	Name:	David Herman
	Title:	Director

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriter	Number of Firm Units
Merrill Lynch, Pierce, Fenner & Smith Incorporated	423,750
J.P. Morgan Securities LLC	423,750
UBS Securities LLC	423,750
Wells Fargo Securities, LLC	423,750
Barclays Capital Inc.	285,000
Citigroup Global Markets Inc.	285,000
Morgan Stanley & Co. LLC	285,000
DNB Markets, Inc.	90,000
Fifth Third Securities, Inc.	90,000
Mitsubishi UFJ Securities (USA), Inc.	90,000
PNC Capital Markets LLC	90,000
RBS Securities Inc.	90,000
Total	3,000,000

SCHEDULE B-1

Permitted Free Writing Prospectuses:

None.

SCHEDULE B-2

Number of Firm Units: 3,000,000

Initial Public Offering Price: $66.68

EXHIBIT A

Lock-Up Agreement

, 2014

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
J.P. Morgan Securities LLC
UBS Securities LLC
Wells Fargo Securities, LLC
as Representatives of the Several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10019

c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into among MPLX LP, a Delaware limited partnership (the “Partnership”), MPLX GP LLC, a Delaware limited liability company (the “General Partner”), and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”). In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 45 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, the sale or issuance of Sponsor Common Units (as defined in the Underwriting Agreement) and/or the sale or issuance of general partner interests to maintain the General Partner’s 2% general partner interest in the Partnership in connection with the Acquisition (as defined in the Underwriting Agreement) and the offer and sale of Common Units as contemplated by the Underwriting Agreement, (b) bona fide gifts, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned or (d) any exercise or vesting of phantom units, performance units or other equity-based awards to the extent outstanding on the date hereof pursuant to the Partnership’s incentive equity plan as in effect on the date hereof, or the surrender of Common Units to cover the applicable taxes relating to the delivery of equity-based awards permitted by this clause (d), provided that, (x) in the case of clauses (b), (c) and (d), each recipient, donee or trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (y) in the case of clauses (b) and (c), no filing under Section 16(a) of the Exchange Act shall be required or voluntarily made during the restricted period referred to in the foregoing sentence and (z) in the case of clause (d), if the undersigned is required to file a report under the Exchange Act, reporting a reduction in beneficial ownership of Common Units during the term of this lock-up agreement related to such surrender of Common Units to the Company by the undersigned solely to cover applicable taxes, the undersigned shall include a statement in such report to the effect that the filing relates to applicable taxes of the undersigned in connection with the exercise or vesting of equity-based awards. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have during the Lock-Up Period to require registration of Common Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Merrill, Lynch, Pierce, Fenner & Smith Incorporated, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Partnership of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby authorizes the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the unit register and other records relating to Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the unit register and other records relating to such units or other securities.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the Lock-Up Period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or

(2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period;

then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless the Merrill Lynch, Pierce, Fenner & Smith Incorporated waives, in writing, such extension. The undersigned hereby acknowledges that the Partnership has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the initial Lock-Up Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard for the conflicts of law principles thereof.

* * *

If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name: